UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 5, 2024

Blubuzzard, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56019	83-3740469
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1800D Mineral Spring Ave #164 North Providence. Rhode Island	02904
(address of principal executive offices)	(zip code)

401-641-0405
(registrant’s telephone number, including area code)

640 Douglas Avenue, Dunedin, Florida 34698
(former name or former mailing address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 5, 2024, Blubuzzard, Inc., a Delaware Corporation (the “Company”), entered into a Control Change Agreement (the “Agreement”) by and among Lykato Group, LLC, a Florida Limited Liability Company (“LGL”), Blubuzzard, Inc. (“BZRD”) and CRS Consulting LLC, a Wyoming Limited Liability Company (“CRS”), pursuant to which, on June 5, 2024, (“Closing Date”), LGL transferred 527,051,684 shares of its BZRD common stock to CRS and 2,550 shares of its BZRD Convertible Series A Preferred Stock, collectively (the “Shares”). The consummation of the transactions resulted in a change in control of the Company, with CRS becoming the Company’s largest controlling stockholder, holding 72.25% voting control. Additionally, LGL retains 72,948,316 common shares of BZRD, representing 10% voting control.

There was no monetary consideration paid pursuant to the above transaction.

The sole shareholder of Lykato Group, LLC, a Florida Limited Liability Company, is James Xilas. CRS Consulting, LLC is collectively controlled equitably by its members Jeffrey DeNunzio, Thomas DeNunzio, and Paul Moody.

Except as described herein, there were no arrangements or understandings among former and new control parties with respect to the election of directors or other matters. As required to be disclosed by Item 403(c), there are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Item 4.01 Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accounting Firm

On June 5, 2024, the Board of Directors of the Company approved the dismissal of BF Borgers CPA PC (“BF Borgers”) as the Company’s independent registered public accounting firm.

The reports of BF Borgers on the Company’s financial statements for the calendar years ended December 31, 2023, and December 31, 2022, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles other than an explanatory paragraph relating to the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2023 and December 31, 2022, and through the date of termination, June 5, 2024, there were no “disagreements” with BF Borgers on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BF Borgers would have caused BF Borgers to make reference thereto in its reports on the financial statement for such years. During the calendar years ended December 31, 2023, and December 31, 2022, and through June 5, 2024, there have been no “reportable events” (as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Registration S-K), except for the identified material weaknesses in its internal control over financial reporting as disclosed in the Company’s Annual Report.

The Company provided BF Borgers with a copy of the disclosure made herein in response to Item 304(a) of Regulation S-K. In the event BF Borgers does not furnish the Company with a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BF Borgers agrees with the statements made by the Company in this report, no further action is required due to the fact that BF Borgers is not currently permitted to appear or practice before the Commission as noted in Staff Statement on Issuer Disclosure and Reporting Obligations in Light of Rule 102(e) Order against BF Borgers CPA PC, which was disseminated by the SEC on May 3, 2024.

The Company is currently seeking a new independent registered public accounting firm. Once a firm is appointed, the Company will file a subsequent Form 8-K to announce the appointment.

Item 5.01 Change in Control of Registrant.

Pursuant to the information disclosed above, in Item 1.01 CRS Consulting, LLC, a Wyoming Limited Liability Company, is now our largest controlling shareholder. CRS Consulting, LLC is collectively controlled equitably by its members Jeffrey DeNunzio, Thomas DeNunzio, and Paul Moody.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On the Closing Date, June 5, 2024, Mr. James Xilas resigned as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, and Treasurer. In addition, Mr. Xilas resigned as Director on the Closing Date and his resignation is effective upon the 10th day after the mailing of the Company’s information statement on Schedule 14f-1 to the Company’s stockholders. On the Closing Date, Mr. Thomas DeNunzio was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director. Mr. DeNunzio’s appointment as Director is to be effective upon the 10th day after the mailing of the Company’s information statement on Schedule 14f-1 to the Company’s stockholders.

The resignation of Mr. Xilas was not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices. There is no arrangement or understanding among the newly appointed officers and directors or any other person pursuant to which they were appointed as a director and officer of the Company.

Mr. Thomas DeNunzio does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. At this time, the Company does not have any written employment agreements or other formal compensation agreements with our new officer and director. Compensation arrangements are the subject of ongoing development and the Company will disclose any compensatory arrangements entered into in the future.

The biographical information of Mr. Thomas DeNunzio is below:

Thomas DeNunzio, age 63, is a private businessman and entrepreneur. With a career spanning mergers, acquisitions, and Edgarization services, he has garnered extensive experience in navigating the intricacies of the corporate world. He has been appointed to the position of Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer, and Director given his accumulated business experience and knowledge.

Item 8.01 Other Events.

There have been no material changes to the Company’s business plan at this time other than what may be disclosed below and that our new Officer and Director, Thomas DeNunzio, will be undertaking the analysis of business opportunities as opposed to our former Officer and Director, James Xilas. Further disclosure is below:

The Company’s current business plan is to file its delinquent periodic reports and explore and evaluate various business opportunities including, but not limited to, mergers, acquisitions, or business combination transactions after which the Company would cease to be a "shell" or "blank check" company. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business or geographical location and, thus, may acquire any type of business. The Company may merge with or acquire another company in which the promoters, management, or promoters’ or managements’ affiliates or associates, directly or indirectly, have an ownership interest.

The analysis of new business opportunities will be undertaken by or under the supervision of Thomas DeNunzio, the CEO and a Director of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

(a) Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c) Strength and diversity of management, either in place or scheduled for recruitment;

(d) Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e) The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

(f) The extent to which the business opportunity can be advanced;

(g) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and,

(h) Other relevant factors.

In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company's limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be a merger or acquisition candidate for the Company. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than the Company and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, the Company will also compete with numerous other small public companies in seeking merger or acquisition candidates.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

NUMBER	EXHIBIT

17.1	Officer and Director Resignation Letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Blubuzzard, Inc.

Dated: June 7, 2024	/s/ Thomas DeNunzio
Thomas DeNunzio Chief Executive Officer